UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2009

MobiClear Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

13 Spottiswood Park Road
Singapore		088640
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		011-65 6324-0225

U-1407, 14/F, Pacific Star Building
Makati Avenue, Makati City
Metro Manila, Philippines 1200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 12, 2009, Mobiclear Inc. acquired all 50,000 issued and outstanding shares of Radius – ED Limited from Whitefields Capital Limited, Mobiclear’s majority stockholder. Radius is a global technology service provider with offices in Singapore, Malaysia, Hong Kong, and the United States. Radius had revenues of US $7.8 million in 2008.

Mobiclear paid $10.0 million for Radius--$8.5 million was paid by issuing 18,085,106 shares of Mobiclear’s common stock (using the closing share price for Mobiclear’s common stock on the 10 trading days immediately preceding the transaction to determine the value of the shares), while the remaining $1.5 million is in the form of a convertible promissory note.

The purchase price was determined based on the 2008 gross revenue, the year-to-date 2009 revenue, which is approximately 15% higher than 2008, and an average of the prior three years’ adjusted earnings.

The promissory note bears interest at the rate of 6% per year, is convertible into Mobiclear’s common stock at the average closing share price for the 10 trading days immediately preceding the conversion, and requires quarterly interest payments and payments of principal as follows:

o	$250,000 on or before February 15, 2010;
o	$250,000 on or before May 15, 2010;
o	$500,000 on or before September 15, 2010; and
o	$500,000 on or before December 15, 2010.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

See Item 2.01 above.

Whitefields confirmed to Mobiclear in writing that it was not a resident of the United States and acknowledged in writing that the 18,085,106 shares of common stock and the promissory note would be restricted securities and would bear restrictive legends. This transaction was made in reliance on Regulation S.

On November 11 and 12, 2009, Mobiclear issued an aggregate of 954,572 shares upon the conversion of three convertible promissory notes. The holders of the promissory notes confirmed to Mobiclear that they were not residents of the United States, and the transactions were made in reliance on Regulation S.

EXPLANATORY NOTE

The information provided in Item 7.01 and Exhibit 99.01 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On November 16, 2009, MobiClear Inc. issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired. Pursuant to the requirements of Item 2.01 of Form 8-K, the Company will file audited financial statements for the business acquired in an amendment to this report on or before January 26, 2010.

(b)	Pro Forma Information. See subparagraph (a) above.

(c)	Shell Company Transactions. Not applicable.

(d)	The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

2	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession
2.01	Stock Purchase Agreement between Mobiclear Inc. and Whitefields Capital Limited entered November 12, 2009	Attached

10	Material Contracts
10.24	Convertible Promissory Note dated November 12, 2009	Attached

99	Miscellaneous
99.01	Press release dated November 16, 2009	Attached

_______________

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR INC. Registrant

Date: November 17, 2009	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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